Exhibit 2.1

District of
Division No.
Court No.
Estate No.

ASSIGNMENT FOR THE GENAL BENEFIT OF CREDITORS

This indenture made this 17th  day of  September                                 , 2014

Between
Legend Energy Canada Ltd.
hereinafter called “the debtor”
and
KPMG Inc.
hereinafter called “the trustee”.

WHEREAS the debtor is insolvent and desires to assign and to abandon all its property for distribution among its creditors in pursuance of the Bankruptcy and Insolvency Act (the “Act”),

THIS INDENTURE WITNESSETH that the debtor does hereby assign to the trustee, all the debtor’s property, for the uses, intents and purposes provided by the Act.

SIGNED at the City of Valley City, in the State of California, in the presence of

Niky Lovejoy
               (Print name of witness)                                                                                                                     Notary Stamp
DATED: September 17, 2014

LEGEND ENERGY CANADA LTD.

Per:  /s/
(Marshall Diamond-Goldberg)

/s/
         Signature of witness

Registry No.:

ALBERTA
COURT OF QUEEN’S BENCH
IN BANKRUPTCY AND INSOLVENCY

IN THE MATTER OF THE BANKRUPTCY
 OF LEGEND ENERGY CANADA LTD., OF
THE ______________ OF
_____________, IN THE PROVINCE OF
ALBERTA

ASSIGNMENT FOR THE GENERAL
BENEFIT OF CREDITORS

KPMG INC.
TRUSTEE
Bow Valley Square II
205-5th Avenue SW
Suite 2700
Calgary AB, T2P 4B9